October 16, 2020

7-Eleven, Inc.
3200 Hackberry Road
Irving, Texas 75063
Attention: Vice President, Mergers & Acquisitions and Senior Counsel, Mergers & Acquisitions

    Re:    Deadline to Deliver Basis Information

Ladies and Gentlemen:

Reference is made to that certain Purchase and Sale Agreement dated as of August 2, 2020 (the “Agreement”), by and among the entities set forth on Schedule I thereto, Marathon Petroleum Corporation, a Delaware corporation, and 7-Eleven, Inc., a Texas corporation (“Buyer”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.
The third sentence of Section 5.16(g)(i) of the Agreement is hereby amended by deleting “seventy-five (75)” and inserting “ninety-six (96)” in lieu thereof.
For the avoidance of doubt, the Basis Information shall be timely delivered if it is delivered to Buyer on or before November 6, 2020.
Except as set forth herein, all of the terms and conditions of the Agreement remain unchanged and continue in full force and effect. All terms and conditions of the Agreement not in conflict with the terms of this letter agreement shall remain in full force and effect. On or after the date hereof, each reference in the Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Agreement as amended hereby.
Article IX of the Agreement is incorporated herein mutatis mutandis.
[Remainder of page intentionally left blank; signature page follows]

Sincerely,

MPC INVESTMENT LLC

By:	/s/ Michael J. Hennigan
Name: Michael J. Hennigan
Title: President and Chief Executive Officer

ANDEAVOR LLC

By:	/s/ Donald C. Templin
Name: Donald C. Templin
Title: President

WESTERN REFINING SOUTHWEST, INC.

By:	/s/ Donald C. Templin
Name: Donald C. Templin
Title: Vice President

TESORO REFINING & MARKETING COMPANY LLC

By:	/s/ Donald C. Templin
Name: Donald C. Templin
Title: Vice President

NORTHERN TIER RETAIL HOLDINGS LLC

By:	/s/ Rick Linhardt
Name: Rick Linhardt
Title: Assistant Secretary

ACCEPTED AND AGREED:

7-ELEVEN, INC.

By:	/s/ Joseph M. DePinto
Name: Joseph M. DePinto
Title: President and Chief Executive Officer
[Signature Page to Side Letter re: Deadline to Deliver Basis Information]